EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-71730) of Chinawe.com Inc. of our report dated March 12, 2011 which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2010.
/s/ Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong
March 30, 2011